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                                                                    EXHIBIT 10.8

                            KINROSS GOLD CORPORATION

                            DEFERRED SHARE UNIT PLAN

                               SEPTEMBER 30, 2003

                            (AMENDED MARCH 27, 2006)

                                   ARTICLE ONE

                         DEFINITIONS AND INTERPRETATION

Section 1.01 DEFINITIONS: For purposes of the Deferred Share Unit Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

         (a) "Act" means the BUSINESS CORPORATIONS ACT (Ontario) or its successor, as amended from time to time;

         (b)      "Board" means the board of directors of the Corporation;

         (c) "Committee" means the Directors or if the Directors so determine in accordance with Section 2.03 of the Deferred Share Unit Plan, the committee of the Directors authorized to administer the Deferred Share Unit Plan which includes the Compensation Committee of the Board;

         (d)      "Common Shares" means the common shares of the Corporation;

         (e) "Corporation" means Kinross Gold Corporation, a corporation incorporated under the Act;

         (f) "Deferred Share Unit" means the right to receive a DSU Payment evidenced by way of book-keeping entry in the books of the Corporation and administrated pursuant to the Deferred Share Unit Plan, the value of which, on a particular date, shall be equal to the Market Value at that date;

         (g) "Deferred Share Unit Plan" means the deferred share unit plan described in Article Three hereof;

         (h) "Designated Affiliate" means an affiliate of the Corporation designated by the Committee for purposes of the Deferred Share Unit Plan from time to time;

         (i)      "Director" means a member of the Board from time to time;

         (j) "Director's Remuneration" means all amounts payable to an Eligible Director by the Corporation in respect of the services provided to the Corporation by the

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                  Eligible Director as a member of the Board or as a member of the board of directors of a Designated Affiliate in a Quarter, including:

                  (i) the quarterly base retainer fee for serving as a director;

                  (ii) the quarterly retainer fee for serving as a member of a board committee; and

                  (iii) the quarterly retainer fee for chairing the board or a board committee.

                  but, for greater certainty, excluding amounts received by an Eligible Director as a reimbursement for expenses incurred in attending meetings;

         (k)      "DSU Grant Letter" has the meaning ascribed thereto in Section
                  3.04;

         (l) "DSU Issue Date" means the date in each Quarter, which is two business days following the publication by the Corporation of its earning results for the previous Quarter (or the previous financial year in the case of the first Quarter), or such other date recommended by the Committee and confirmed by the Board from time to time.

         (m) "DSU Payment" means a cash payment by the Corporation to a Participant equal to the Market Value of a Common Share on the Separation Date multiplied by the number of Deferred Share Units held by the Participant on the Separation Date;

         (n)      "Entitlement" has the meaning ascribed thereto in section
                  3.02;

         (o) "Eligible Director" means a person who is a Director or a member of the board of directors of any Designated Affiliate and who, at the relevant time, is not otherwise an employee of the Corporation or of a Designated Affiliate, and such person shall continue to be an Eligible Director for so long as such person continues to be a member of such boards of directors and is not otherwise an employee of the Corporation or of a Designated Affiliate;

         (p)      "NYSE" means the New York Stock Exchange;

         (q) "Market Value" means the greater of either: (a) the weighted average trading price; or (b) the average of daily high and low board lot trading prices of the Common Shares for non-United States residents on the TSX for the five (5) consecutive trading days immediately prior to the date as of which Market Value is determined. If the Common Shares are not trading on the TSX, then the Market Value shall be determined based on the trading price on such stock exchange or over-the-counter market on which the Common Shares are listed and posted for trading as may be selected for such purpose by the Committee. In the event that the Common Shares are not listed and posted for trading on any stock exchange or over-the-counter market, the Market Value shall be the fair market value of such Common Shares as determined by the Committee in its sole discretion;

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         (r)      "Minimum Director Share Ownership Requirement" means the
                  minimum number of Common Shares, Deferred Share Units and/or other securities of the Corporation a Director must hold at any time as may be established from time to time by the Board;

         (s) "Participant" for the Deferred Share Unit Plan means each Eligible Director to whom Deferred Share Units are issued;

         (t) "Quarter" means: a fiscal quarter of the Corporation, which, until changed by the Corporation, shall be the three-month period ending March 31, June 30, September 30 or December 31 in any calendar year;

         (u) "Separation Date" means the date that a Participant ceases to be an Eligible Director for any reason whatsoever, including death, of the Eligible Director;

         (v)      "Stock Exchanges" means collectively, the TSX and the NYSE;
                  and

         (w)      "TSX" means The Toronto Stock Exchange.

Section 1.02 SECURITIES DEFINITIONS: In the Deferred Share Unit Plan, the term "affiliate", shall have the meanings given to such terms in the SECURITIES ACT (Ontario).

Section 1.03 HEADINGS: The headings of all articles, Sections, and paragraphs in the Deferred Share Unit Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of the Deferred Share Unit Plan.

Section 1.04 CONTEXT, CONSTRUCTION: Whenever the singular or masculine are used in the Deferred Share Unit Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

Section 1.05 REFERENCES TO THIS DEFERRED SHARE UNIT PLAN: The words "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions mean or refer to the Deferred Share Unit Plan as a whole and not to any particular article, Section, paragraph or other part hereof.

Section 1.06 CANADIAN FUNDS: Unless otherwise specifically provided, all references to dollar amounts in the Deferred Share Unit Plan are references to lawful money of Canada.

                                   ARTICLE TWO

              PURPOSE AND ADMINISTRATION OF THE DEFERRED SHARE PLAN

Section 2.01 PURPOSE OF THE DEFERRED SHARE UNIT PLAN: The purpose of the Deferred Share Unit Plan is to strengthen the alignment of interests between the Eligible Directors and the shareholders of the Corporation by linking portion of annual director compensation to the future value of the Common Shares. In addition, the Deferred Share Unit Plan has been adopted for the purpose of advancing the interests of the Corporation through the motivation, attraction and retention of directors of the Corporation and the Designated Affiliates of the Corporation, it

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being generally recognized that deferred share unit plans aid in attracting, retaining and encouraging director commitment and performance due to the opportunity offered to them to receive compensation in line with the value of the Common Shares.

Section 2.02 ADMINISTRATION OF THE DEFERRED SHARE UNIT PLAN: The Deferred Share Unit Plan shall be administered by the Committee and the Committee shall have full discretionary authority to administer the Deferred Share Unit Plan including the authority to interpret and construe any provision of the Deferred Share Unit Plan and to adopt, amend and rescind such rules and regulations for administering the Deferred Share Unit Plan as the Committee may deem necessary in order to comply with the requirements of the Deferred Share Unit Plan. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and conclusive and shall be binding on the Participants and the Corporation. No member of the Committee shall be personally liable for any action taken or determination or interpretation made in good faith in connection with the Deferred Share Unit Plan and all members of the Committee shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Corporation with respect to any such action taken or determination or interpretation made. The appropriate officers of the Corporation are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Deferred Share Unit Plan and of the rules and regulations established for administering the Deferred Share Unit Plan. All costs incurred in connection with the Deferred Share Unit Plan shall be for the account of the Corporation.

Section 2.03 DELEGATION TO COMMITTEE: All of the powers exercisable hereunder by the Directors may, to the extent permitted by applicable law and as determined by resolution of the Directors, be exercised by a committee of the Directors comprised of not less than three (3) Directors, including any compensation committee of the board of directors of the Corporation.

Section 2.04 RECORD KEEPING: The Corporation shall maintain a register in which shall be recorded:

         (a) the name and address of each Participant in the Deferred Share Unit Plan;

         (b) the number of Deferred Share Units granted to each Participant under the Deferred Share Unit Plan; and

         (c) the date and price at which Deferred Share Units were granted.

                                  ARTICLE THREE

                            DEFERRED SHARE UNIT PLAN

Section 3.01 DEFERRED SHARE UNIT PLAN: A Deferred Share Unit Plan is hereby established for Eligible Directors.

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Section 3.02 PARTICIPANTS: The Committee shall grant and issue to each Eligible
Director on each DSU Issue Date, that number of Deferred Share Units having a value equal to 50% of the Director's Remuneration payable to such Eligible Director for the current Quarter (the "Entitlement"). More specifically, the number of Deferred Share Units to be granted to an Eligible Director will be determined by dividing the Entitlement by the closing price for a Common Share on the TSX on the business day immediately preceding the DSU Issue Date. Notwithstanding the foregoing, if a Participant meets the Minimum Director Share Ownership Requirement then in effect, a Participant may elect to receive his Entitlement entirely in cash, or to receive a lesser proportion of such Entitlement (lower than 50%) in Deferred Share Units and the balance in cash. Such election can be made only once a year for the full duration of the year by giving written notice to the Committee by March 31 of such year.

Section 3.03 REDEMPTION: Each Deferred Share Unit held by a Participant who ceases to be an Eligible Director shall be redeemed by the Corporation on the relevant Separation Date for a DSU Payment to be made to the Participant on such date as the Corporation determines not later than 60 days after the Separation Date without any further action on the part of the holder of the Deferred Share Unit in accordance with this Article Three.

Section 3.04 DEFERRED SHARE UNIT LETTER: Each grant of Deferred Share Units under the Deferred Share Unit Plan shall be evidenced by a letter of the Corporation ("DSU Grant Letter"). Such Deferred Share Units shall be subject to all applicable terms and conditions of the Deferred Share Unit Plan and may be subject to any other terms and conditions which are not inconsistent with the Deferred Share Unit Plan and which the Committee deems appropriate for inclusion in a DSU Grant Letter. The provisions of the various DSU Grant Letters entered into under the Deferred Share Unit Plan need not be identical, and may vary from Quarter to Quarter and from Participant to Participant.

Section 3.05 DIVIDENDS: In the event that a dividend (other than stock dividend) is declared and paid by the Corporation on Common Shares, a Participant will be credited with additional Deferred Share Units. The number of such additional Deferred Share Units will be calculated by dividing the total amount of the dividends that would have been paid to the Participant if the Deferred Share Units in the Participant's account on the dividend record date had been outstanding Common Shares (and the Participant held no other Common Shares), by the closing price of a Common Share on the TSX on the date on which the dividends were paid on the Common Shares.

Section 3.06 TERM OF THE DEFERRED SHARE UNIT PLAN: The Deferred Share Unit Plan, as set forth herein, shall be deemed to become effective as of September 30, 2003. The Deferred Share Unit Plan shall remain in effect until it is terminated by the Board. Upon termination of the Plan, the Corporation shall redeem all remaining Deferred Share Units under Section 3.03 above, as at the applicable Separation Date for each of the remaining Participants.

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                                  ARTICLE FOUR

                                WITHHOLDING TAXES

Section 4.01 WITHHOLDING TAXES: The Corporation or any Designated Affiliate of the Corporation may take such steps as are considered necessary or appropriate for the withholding of any taxes or other amounts which the Corporation or any Designated Affiliate of the Corporation is required by any law or regulation of any governmental authority whatsoever to withhold.

                                  ARTICLE FIVE

                                     GENERAL

Section 5.01 AMENDMENT OF DEFERRED SHARE UNIT PLAN: The Committee may from time to time in the absolute discretion of the Committee amend, modify and change the provisions of the Deferred Share Unit Plan, provided that any amendment, modification or change to the provisions of the Deferred Share Unit Plan which would:

         (a) materially increase the benefits under the Deferred Share Unit
             Plan;

         (b) materially modify the requirements as to eligibility for participation in the Deferred Share Unit Plan; or

         (c) terminate the Deferred Share Unit Plan.

shall only be effective upon such amendment, modification or change being approved by the Board, and, if required, by the Stock Exchanges and any other regulatory authorities having jurisdiction over the Corporation.

Section 5.02 NON-ASSIGNABLE: Except as otherwise may be expressly provided for under this Deferred Share Unit Plan or pursuant to a will or by the laws of descent and distribution, no Deferred Share Unit and no other right or interest of a Participant is assignable or transferable, and any such assignment or transfer in violation of this Deferred Share Unit Plan shall be null and void.

Section 5.03 RIGHTS AS A SHAREHOLDER AND DIRECTOR: No holder of any Deferred Share Units shall have any rights as a shareholder of the Corporation at any time. Nothing in the Plan shall confer on any Eligible Director the right to continue as a Director of the Corporation or as a director of any Designated Affiliate or interfere with right to remove such director.

Section 5.04 ADJUSTMENT IN NUMBER OF PAYMENTS SUBJECT TO THE DEFERRED SHARE UNIT
PLAN: In the event there is any change in the Common Shares, whether by reason of a stock dividend, stock split, reverse stock split, consolidation, subdivision, reclassification or otherwise, an appropriate proportionate adjustment shall be made by the Committee with respect to the

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number of Deferred Share Units then outstanding under the Deferred Share Unit
Plan as the Committee, in its sole discretion, may determine to prevent dilution or enlargement of rights.

All such adjustments, as determined by the Committee, shall be conclusive, final and binding for all purposes of the Deferred Share Unit Plan.

Section 5.05 NO REPRESENTATION OR WARRANTY: The Corporation makes no representation or warranty as to the future value of any rights under Deferred Share Units issued in accordance with the provisions of the Deferred Share Unit Plan. No amount will be paid to, or in respect of, an Eligible Director under this Deferred Share Unit Plan or pursuant to any other arrangement, and no additional Deferred Share Units will be granted to such Eligible Director to compensate for a downward fluctuation in the price of the Common Shares, nor will any other form of benefit be conferred upon, or in respect of, an Eligible Director for such purpose.

Section 5.06 COMPLIANCE WITH APPLICABLE LAW: If any provision of the Deferred Share Unit Plan or any Deferred Share Unit contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

Section 5.07 INTERPRETATION: This Deferred Share Unit Plan shall be governed by and construed in accordance with the laws of the Province of Ontario.

Section 5.08 UNFUNDED BENEFIT: All DSU Payments to be made constitute unfunded obligations of the Corporation payable solely from its general assets and subject to the claims of its creditors. The Corporation has not established any trust or separate fund to provide for the payment of benefits hereunder.